Exhibit 10.1

                                                                  Execution Copy


                         EXPENSE REIMBURSEMENT AGREEMENT


     THIS EXPENSE REIMBURSEMENT AGREEMENT ("Agreement") is dated as of July 16, 2001 by and between THE MARCUS CORPORATION, a Wisconsin corporation ("Company"), and THE BEN AND CELIA MARCUS 1992 REVOCABLE TRUST ("Trust").

     WHEREAS, as of the date of this Agreement, the Company, the Trust and certain Lord Abbett mutual funds ("Purchasers") have entered into an agreement ("Share Purchase and Registration Rights Agreement") pursuant to which (i) the Purchasers are purchasing a total of 1,750,000 shares ("Shares") of the Company's common stock, $1.00 par value, from the Trust and (ii) the Company has agreed to take certain steps to facilitate the Purchasers' ability to publicly resell the Shares in order to help maximize the price paid by the Purchasers for the Shares;

     WHEREAS, in Sections 3.7 and 7.1 of the Share Purchase and Registration Rights Agreement, the Company and the Trust have agreed to share certain costs ("Shared Costs") incurred by the Company in connection with the Resale Shelf Registration Statement and the Share Purchase and Registration Rights Agreement, respectively; and

     WHEREAS, the Trust and the Company desire to embody their agreement regarding the allocation of the Shared Costs.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein and in the Share Purchase and Registration Rights Agreement and other good and valuable consideration, received to the full satisfaction of them, the parties hereby agree as follows:

     1. Allocation of Costs. The Company and the Trust agree that 50% of the Shared Costs shall be borne by the Company and 50% of the Shared Costs shall be borne by the Trust, in each case pursuant to the terms and conditions hereinafter set forth.

     2. Submission of Invoices. From time to time or at any time after the date of this Agreement, the Company may submit one or more written statements (each an "Invoice") to the Trust setting forth (i) a summary of Shared Costs incurred by the Company that have not been summarized in previous Invoices (if any) and
(ii) the amount of such Shared Costs that the Trust must reimburse pursuant to this Agreement including, if applicable, unpaid amounts for Shared Costs summarized on previous Invoices.

     3. Reimbursement for Shared Costs. Within fifteen (15) days of receipt of an Invoice, the Trust shall reimburse the Company for its portion of the Shared Costs.

     4. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase and Registration Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


THE BEN AND CELIA MARCUS 1992             THE MARCUS CORPORATION
REVOCABLE TRUST ("Trust")                 ("Company")


By:  /s/ Stephen H. Marcus                By:  /s/ Thomas F. Kissinger
   ---------------------------------         ---------------------------------
     Stephen H. Marcus,                        Thomas F. Kissinger,
     Trustee                                   General Counsel and Secretary


By:  /s/ Diane Marcus Gershowitz
   ---------------------------------
     Diane Marcus Gershowitz,
     Trustee